Exhibit 10.18

Return To:

Middlesex Savings Bank

Attn: Loan Servicing

120 Flanders Road

Westborough, MA 01851

MORTGAGE, SECURITY AGREEMENT AND FINANCING STATEMENT

This MORTGAGE, SECURITY AGREEMENT AND FINANCING STATEMENT (this “Mortgage”) entered into as of July 1, 2015 between Casa Properties LLC, a Delaware limited liability company with an address of 100 Old River Road, Suite 100, Andover, Massachusetts 01810 (the “Borrower”) and Middlesex Savings Bank, which is organized and existing under the laws of the Commonwealth of Massachusetts, and whose address is 6 Main Street, Natick, Massachusetts 01760 (the “Lender”).

The real property, which is the subject matter of this Mortgage, has the following address: 100 Old River Road, Andover, Massachusetts 01810. This Mortgage secures all Obligations (as hereinafter defined) including without limitation all liabilities pursuant to (i) that certain Term Note by Borrower in favor of the Lender with an original principal amount of SEVEN MILLION NINE HUNDRED FIFTY THOUSAND AND 00/100 DOLLARS ($7,950,000.00) even date (the “Note”) as such Note may be modified, extended and/or amended; and (ii) that certain Commercial Mortgage Loan Agreement between Borrower and Lender of even date (the “Loan Agreement”) as such Loan Agreement may be modified, extended and/or amended; and (iii) all other documents executed by Borrower in connection therewith. The Note, the Loan Agreement, and said other documents referred to in (iii) above are collectively referred to as the “Security Instruments”.

1. Mortgage, Obligations, and Future Advances

1.1    Mortgage. For valuable consideration paid, the receipt and sufficiency of which is hereby acknowledged, the Borrower hereby grants to the Lender, with MORTGAGE COVENANTS, the “Property” described below, to secure the prompt payment and performance of the Obligations.

1.2    Property. The term “Property”, as used in this Mortgage, shall mean: (a) the land described in Exhibit A attached hereto, and all easements, rights, privileges and appurtenances thereto, and including all of Borrower’s right, title and interest in and to the rights-of-ways, streets, and alleys adjacent thereto, whether any of the same now exist or are hereafter acquired by reversion or otherwise; (b) the buildings and other structures and improvements now or hereafter upon the land, including all machinery, fixtures and equipment owned by the Borrower of every kind and nature whatsoever forming a part of said buildings or other structures (the “Improvements”) including all materials stored on the land for incorporation into the Improvements; (c) the lease or leases, now in existence or those which may be created in the future during the term of this Mortgage, which leases cover portions or all of the Property, and any extensions and renewals of any thereof and any guarantees of all present and future lessee’s obligations under any thereof, and all rents, income and profits arising from the leases and extensions and renewals thereof, if any, and together with all rents, income and profits due or to become due from any and all other tenancies for the use or occupation of the Property or any part thereof which may be created in the future during the term of this Mortgage, whether or not recorded, specifically excluding all duties or obligations of the Lender of any kind arising there under (the “Leases”); (d) all of the licenses, permits, approvals, agreements, Special Permits, Orders of Condition, Certificates of Compliance, and all of the Lender’s right, title and interest therein, whether now existing or hereafter acquired, related to the Property or the Improvements, either as constructed or to be constructed as part of any construction project contemplated in the Loan Agreement (the “Assigned Approvals”); and (e) all of the Borrower’s right, title and interest in, to and under all architectural, design and construction agreements, and all other contracts, agreements, warranties, licenses, approvals, permits, plans and specifications whether now or hereafter existing and in any way relating, directly or indirectly to, or issued or prepared in connection with the Property, or in connection with any contemplated construction on the Property (the “Plans and Specifications”).

1.3 Mortgage as Security Agreement and Financing Statement. This Mortgage shall be deemed to be a security agreement and financing statement pursuant to the terms of the Uniform Commercial Code of Massachusetts (M.G.L. c. 106). No modification to any other Security Instrument shall require modification of this Mortgage unless otherwise required by law, or unless there is a material change in the definition of “Property” hereunder.

1.4 Obligations. The term “Obligation(s)”, as used in this Mortgage, shall mean, without limitation, all indebtedness, liabilities, commitments, and performances which the Borrower owes to the Lender, whether arising under this Mortgage, the Note, any other Security Instrument, or otherwise, now existing or hereafter arising, and whether direct or indirect, absolute or contingent, joint or several, due or not due.

1.5 Cross-Collateral and Future Advances. It is the express intention of the Borrower that this Mortgage secure payment and performance of all of the Obligations, whether now existing or hereinafter incurred by reason of any future advances by the Lender or otherwise, and regardless of whether such Obligations are or were contemplated by the parties at the time of the granting of this Mortgage. Notice of the continuing grant of this Mortgage shall not be required to be stated on the face of any document evidencing any of the Obligations, nor shall such documents be required to otherwise specify that they are secured hereby.

2. Representations, Warranties, Covenants

2.1 Representations and Warranties. The Borrower represents and warrants that:

(a)	This Mortgage has been duly executed and delivered by the Borrower and is the legal, valid and binding obligation of the Borrower enforceable in accordance with its terms, except as limited by bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors’ rights generally;

(b)	The Borrower is the sole legal owner of the Property, holding good and marketable fee simple title to the Property, subject to no liens, encumbrances, leases, security interests or rights of others, other than as set forth in Exhibit A attached hereto.

(c)	Each Obligation is a commercial obligation and does not represent a loan used for personal, family or household purposes and is not a consumer transaction or otherwise subject to the provisions of M.G.L. Chapter 140D, the Federal Truth in Lending Act or Federal Reserve Board Regulation Z, or other such consumer statutes or regulations.

2.2 Recording Further Assurances. The Borrower covenants that it shall, at its sole cost and expense and upon the request of the Lender, cause the Mortgage, and each amendment, modification or supplement hereto, to be recorded and filed in such manner and in such places, and shall at all times comply with all such statutes and regulations, as may be required by law in order to establish, preserve and protect the interest of the Lender in the Property and the rights of the Lender under this Mortgage. Upon the written request of the Lender, and at the sole expense of the Borrower, the Borrower will promptly execute and deliver such further instruments and documents and take such further actions as the Lender may deem desirable to obtain the full benefits of this Mortgage and of the rights and powers herein granted, including, without limitation, deliver of any certificate of title and filing any financing statement under the Uniform Commercial Code of Massachusetts (M.G.L. c. 106). The Borrower authorizes the Lender to file any such financing statement without the signature of the Borrower, to the extent permitted by applicable law, and to file a copy of this Agreement in lieu of a financing statement.

2.3 Restrictions on Sale by Borrower. The Borrower covenants that it will not, directly or indirectly, without the prior written approval of the Lender, which approval shall not be unreasonably withheld, conditioned, or delayed, in each instance sell, convey, assign, transfer, mortgage, pledge, hypothecate, lease or dispose of all or any part of any legal or beneficial interest in the Property or any part thereof or permit any of the foregoing, except as expressly permitted by the terms of the Security Instruments and except those transactions which are in the normal course of Borrower’s business, or as permitted under the Loan Agreement.

2.4 Provisions Regarding the Leases. Except as permitted under the Loan Agreement, Borrower shall not materially alter, modify or change any of the Leases or terminate the term thereof or accept a surrender thereof or cancel any of the Leases or waive or release any Lessee from the performance or observance by such Lessee of any obligation or condition thereof, or execute an assignment of the Leases or the rents and profits there from, or agree, permit or consent to a subordination of any of the Leases to a mortgage or alter, amend or modify any guaranty of said Leases or cancel or terminate such guaranty or consent to an assignment or subletting under any Lease or anticipate rents, or any other payments thereunder for more than thirty (30) days prior to accrual without the prior written consent of the Lender, which consent shall not be unreasonably withheld, conditioned or delayed.

All subsequent Leases and tenancies for the use and occupation of the Property or any part thereof shall be and are hereby made subject to all of the terms of the assignment referred to in Section 1.2 above, and the Borrower shall further assign and transfer the same to the Lender by assignment satisfactory to Lender upon their creation, if Lender so requests.

Upon and during the continuation of an Event of Default, or any default in the covenants to be performed by Borrower as lessor under any Lease, the Lender may, at its option, without notice, and without regard to the adequacy of the security for the indebtedness hereby secured, in person or by agent, with or without bringing any action, suit or proceeding, enter upon and take possession of the Property, and have, hold, manage, lease and operate the same on such terms, employing such management agents and for such period of time as the Lender may deem proper; and may demand, collect and receive all rents, issues and profits of the Property, and to do all things required of or permitted to the Lender as lessor under the Leases. It is not the intention of the parties hereto that an entry by the Lender upon the Property under the terms of this instrument shall constitute the Lender a “mortgagee in possession” in contemplation of law, except at the option of the Lender.

Notwithstanding the foregoing, so long as there is no Event of Default which has not been cured, the Borrower shall have the right to collect, but not more than thirty (30) days prior to accrual, all rents, issues and profits from the Property and to retain, use and enjoy the same.

Nothing herein shall obligate Lender to perform the obligations of Landlord under any of the Leases or other tenancy arrangements, which obligations Borrower shall perform, and the Borrower hereby agrees to indemnify the Lender against and hold it harmless from any and all liability, loss or damage which it may or might incur under the Leases or under or by reason of the provisions hereof and of and from any and all claims and demands whatsoever which may be asserted against it by reason of any alleged obligation or undertaking on its part to perform or discharge any of the terms of the Leases. Should the Lender incur any such liability, loss or damage under any Lease or under or by reason of the provisions hereof, or in defense against any such claims or demands, the amount thereof, including costs, expenses and reasonable attorneys’ fees, together with interest thereon at the rate set forth in the Note, shall be secured hereby and by the Mortgage, and the Borrower shall reimburse Lender therefor immediately upon demand and, upon failure to do so, the Lender may declare all sums evidenced by the Note and secured hereby immediately due and payable.

Lender shall have the right, by the execution of suitable written instruments, from time to time, to subordinate this Mortgage and the right of Lender to any Lease from time to time in force with reference to the Property, and, on the execution of any such instrument, this Mortgage shall be subordinate to the Lease for which such subordination is applicable with the same force and effect as if such Lease had been executed and delivered prior to the execution, delivery and recording of this Mortgage.

2.5 Provisions Regarding Assigned Approvals. The Borrower covenants, warrants and represents that it is and shall be the sole owner of the Assigned Approvals free and clear of all pledges, liens, security interests and other encumbrances of every nature whatsoever except those in favor of the Lender, has the full right, power and authority to assign, and to grant the security interest in the Assigned Approvals as herein provided, shall not make any other assignment of, or permit any pledge, lien, security interest or other encumbrance to exist with respect to, the Assigned Approvals except in favor of the Lender, and shall not transfer, assign, sell or exchange the Borrower’s interest in the Assigned Approvals. No Assigned Approvals shall be amended, modified or changed in any material respect, or cancelled or terminated, without the Lender’s prior written consent in each instance.

So long as there is no Event of Default, Borrower shall have and may exercise all rights as the owner or holder of the Assigned Approvals, which are lawful and are not inconsistent with the provisions of any of the Security Instruments. Immediately upon the occurrence of any Event of Default, and for so long as the Event of Default remains uncured, the right described in the preceding sentence shall cease and terminate, and in such event the Lender is hereby expressly and irrevocably authorized (but not required) to exercise every right, option, power or authority inuring to the Borrower under any one or more of the Assigned Approvals as fully as the Borrower could. In such event, the Borrower hereby irrevocably directs the grantor or licensor of, or the contracting party to, any such Assigned Approval, to the extent permitted by such Assigned Approval and under any recognition or other agreement executed by such grantor, licensor or contracting party, upon demand and after notice from the Lender of the Borrower’s default, to recognize and accept the Lender as the holder of such as such grantor, licensor or contracting party would recognize and accept the Borrower and its performance there under.

Nothing contained herein shall operate to obligate or be construed to obligate the Lender to perform any of the terms, covenants or conditions contained in the Assigned Approvals or otherwise to impose any obligation upon the Lender with respect to the Assigned Approvals prior to written notice by the Lender to the Borrower of the Lender’s election to assume the Borrower’s obligations under one or more of the Assigned Approvals. Until such election, the payment, performance or observance of any obligation, requirement or condition under the Assigned Approvals is and shall be that of the Borrower.

2.6 Provisions Regarding Plans and Specifications. The Borrower hereby agrees to obtain consents to the assignment of Plans and Specifications provided for herein, and to obtain agreements to attorn directly to and recognize the Lender in place of the Borrower from and during the continuation of an Event of Default from construction contractor and from such other parties as may be from time to time required by the Lender, such consents and agreements to be in form and substance reasonably satisfactory to the Lender. The Borrower hereby authorizes the Lender, at the Lender’s option, from and during the continuation of an Event of Default to act as owner in place of the Borrower under such contracts and permits and directs all such other parties to such contracts and permits to recognize and perform for the Lender thereafter as if the Lender were the Borrower hereunder and the Borrower hereby provides that such parties shall be fully protected from any liability to the Borrower in so doing.

2.7 Insurance. With respect to the Property and any tangible personal property owned by the Borrower comprising or intended to comprise any of the Collateral, Borrower shall obtain and maintain, and provide Lender with evidence of: (i) insurance coverages which meet all property, hazard and other insurance requirements of Lender (including but not limited to physical hazard insurance on an “all risks” basis in an amount not less than 100% of the full replacement cost of the Property and flood insurance if and as required by applicable federal law and as otherwise required by the Lender); and (ii) prepayment of the premiums for such insurance for at least one (1) year.

All policies regarding such insurance shall be issued by companies licensed to do business in the state where the policy is issued and also in the Commonwealth of Massachusetts, be otherwise acceptable to the Lender, provide deductible amounts acceptable to the Lender, name the Lender as mortgagee, loss payee and additional insured, and provide that no cancellation or material modification of such policies shall occur without at least thirty (30) days’ prior written notice to the Lender. Such policies shall include: (i) a mortgage endorsement determined by the Lender in good faith to be equivalent to the “standard” mortgage endorsement so that the insurance, as to the interest of the Lender, shall not be invalidated by any act or neglect of the Borrower or the owner of the Property, any foreclosure or other proceedings or notice of sale relating to the Property, any change in the title to or ownership of the Property, or the occupation or use of the Property for purposes more hazardous than are permitted at the date of inception of such insurance policies; (ii) a replacement cost endorsement; (iii) an agreed amount endorsement; (iv) a contingent liability from operation endorsement; and (v) such other endorsements as the Lender may request. The Borrower will furnish to the Lender upon request such original policies, certificates of insurance or other evidence of the foregoing as are acceptable to the Lender. The terms of all insurance policies shall be such that no coinsurance provisions apply, or if a policy does contain a coinsurance provision, the Borrower shall insure the Property in an amount sufficient to prevent the application of the coinsurance provisions.

In the event of a casualty, so long as no Event of Default has occurred and remains uncured, Lender shall release such portion of the insurance proceeds as is necessary to restore the Property to its prior condition insofar as is practicable, so long as such insurance proceeds are sufficient to restore the Property and Borrower complies with Lender’s then standard requirements with respect to the release of construction draws and so long as sufficient leases remain in place or Borrower has commitments for new leases such that sufficient revenues are generated to service the Note.

2.8 Operation of Property. The Borrower covenants and agrees as follows:

(a) unless Lender has otherwise consented in writing, not to allow changes in the nature of the occupancy or use for which the Property was intended at the time this Mortgage was executed, shall not initiate or acquiesce in a change in the zoning classification of the Property, or subject the Property to restrictive or negative covenants;

(b) not to permit the Property to be used for any unlawful or improper purpose, and at all times comply with all Federal, state and local laws, ordinances and regulations, and to obtain and maintain all governmental or other approvals relating to the Borrower, the Property or the use thereof, including, without limitation, any applicable zoning or building codes or regulations and any laws or regulations relating to the handling, storage, release or cleanup of Hazardous Substances, and to provide prompt written notice to the Lender of: (i) any violation of any such law, ordinance or regulation by the Borrower or relating to the Property; (ii) receipt of notice from any Federal, state or local authority alleging any such violation; and (iii) the presence or release on the Property of any Hazardous Substances;

(c) at all times to keep the Property in at least the same condition as it is as of the date hereof (damage from reasonable wear and tear, eminent domain taking, and damage by fire or other casualty excepted) and not to commit or permit any strip, waste, impairment, deterioration or alteration of the Property or any part thereof; and

(d) to complete in a good and workmanlike manner, in accordance with all applicable governmental laws, regulations and requirements, all improvements to be made to the Property.

2.9 Inspection Rights. The Borrower hereby grants to the Lender and its representatives, agents, contractors and employees the right to from time to time, upon reasonable notice to Borrower, to: (i) enter upon the Property and conduct such inspections, testing, and studies of the Property as the Lender deems necessary or desirable; and (ii) examine all records and documents; including, without limitation, all test results or studies, reports, memoranda, licenses, permits and all other papers or materials relating to the Property.

2.10 Payment of Real Estate Taxes etc. The Borrower shall pay when due all Federal, state, municipal or other taxes, betterment assessments and other governmental levies, water rates, sewer charges, insurance premiums and other charges on the Property, the Mortgage or any Obligation that could, if unpaid, result in a lien on the Property or on any interest therein. Any time after the occurrence of an Event of Default, upon the demand of Lender, the Borrower shall deposit from time to time with the Lender sums determined by the Lender to be sufficient to pay when due the amounts referred to in this paragraph. Notwithstanding the establishment of any such escrow account, the Borrower shall have the right to contest any notice, lien, encumbrance, claim, tax, charge, betterment assessment or premium filed or asserted against or relating to the Property; provided that it contests the same diligently and in good faith and by proper proceedings and at the Lender’s request, provides the Lender with adequate cash security, in the Lender’s reasonable judgment, against the enforcement thereof. The Borrower shall furnish to the Lender the receipted real estate tax bills or other evidence of payment of real estate taxes for the Property within five (5) days prior to the date from which interest or penalty would accrue for nonpayment thereof. The Borrower shall also furnish to the Lender evidence of all other payments referred to above within fifteen (15) days after written request therefor by the Lender.

2.11 Hazardous Waste. The Borrower warrants and represents that neither Borrower or any of the Borrower’s agents or employees have, as of this date, caused, or are aware of a release or threat of release of any “oil”, “hazardous material”, “hazardous wastes” or “hazardous substances” (the “Materials”) as those terms are defined under the Comprehensive Environmental Response, Compensation, and Liability Act, 42 U.S.C. Sec. 9601 et seq., as

amended, the Massachusetts Hazardous Waste Management Act, M.G.L., Chapter 21C, as amended, and the Massachusetts Oil and Hazardous Material Release Prevention and Response Act, M.G.L., Chapter 21E, as amended, and regulations adopted there under (collectively the “Superfund and Hazardous Waste Laws”) on the Property; or arranged for the transport of, or transported any Materials in such a manner as to violate, or result in potential liabilities under, any Superfund and Hazardous Waste Laws; or received any notification, order or demand from the Environmental Protection Agency or from the Commonwealth of Massachusetts (the “Commonwealth”) Department of Environmental Quality Engineering under any of the Superfund and Hazardous Waste Laws; or incurred any liability under any Superfund and Hazardous Waste Laws in connection with the mismanagement, improper disposal, or release of any Materials; and, to the best of the Borrower’s knowledge, no predecessor-in-title to the Property committed any act or omission which caused a release thereon which would give rise to a lien on the Property filed with the Commonwealth of Massachusetts or the Federal government; and that no statement of claim or lien affecting the Property has been recorded or filed by the Federal government or the Commonwealth of Massachusetts for costs incurred by such parties with respect to the Property or any other property owned by the undersigned; and that the Borrower is not aware of the presence of any Materials or the threat of a release of Materials on or in the Property which could give rise to liability under any Superfund and Hazardous Waste Laws or under any other applicable Federal, state or local law, rule or regulation. Notwithstanding the foregoing, nothing shall prohibit Borrower or any occupant of the Property from using any part thereof for the use, generation, treatment, storage or disposal of Hazardous Materials customarily used and in quantities customarily associated with the permitted use of the Property, so long as the same is in compliance with all applicable laws and regulations.

2.12 Indemnification. The Borrower warrants and guaranties that all certifications made in Section 2.11 above are true and correct to the best of the Borrower’s knowledge and belief. The Borrower hereby covenants and guaranties to protect, indemnify, and hold the Lender harmless from and against all loss, damage, and expense, including attorney’s fees and costs of litigation, suffered or incurred by Lender under or on account of any circumstance subject to the Superfund and Hazardous Waste Laws, including, without limitation, all loss, damage and expense incurred by the Lender on account of the filing of a lien against the Property by the Commonwealth of Massachusetts or the Federal government on account of the presence of any Materials located on or to be located on the Property. The obligations of the Borrower hereunder shall not cease or lapse unless and until all obligations, under all documents executed in connection with the above-captioned loan, including payment of indebtedness under the Note have been fully performed.

If in the event the Borrower shall receive notification of the presence of hazardous waste on the Property from any agency of the Commonwealth of Massachusetts or of the Government of the United States of America, then the Borrower shall within three (3) days of its receipt thereof forward to the Lender at its principal place of business a true and exact copy of the notice so received. Should the Borrower have reason to know that hazardous waste as defined in M.G.L. Chapter 21E, as amended, are present upon any or all of the Property, then the Borrower shall immediately notify the Lender as recited above of the presence of the said hazardous waste. The failure of the Borrower to notify the Lender of notice of hazardous waste shall be deemed to be a default by the Borrower and the Lender shall have the right to exercise its statutory powers relative to foreclosure and/or entrance upon the Property.

In the event that there shall be a release of oil or hazardous materials or substances on, upon or into the Property, the Lender shall have the right (but not the obligation), upon five (5) business days advance written notice to the Borrower (or without notice in the case of emergencies), to cause the release to be contained and/or removed on behalf of the Borrower. The contractor(s) selected by the Lender shall have the right to enter upon the Property with such men, machinery and equipment as they shall deem necessary for such purpose and shall undertake such remedial containment and clean-up actions as they shall deem appropriate, without thereby incurring any liability to the Borrower on account thereof. The Borrower agrees to cooperate with any such contractor(s) and to render such assistance to such contractor(s) as may be requested to facilitate the remedial containment and clean-up actions. The Borrower should be liable to the Lender for all costs and expenses, including all attorneys fees incurred on account of such remedial action undertaken on the Borrower’s behalf and shall reimburse the Lender therefor on demand. In the event that the Borrower fails to so reimburse the Lender on demand, such failure shall constitute an Event of Default hereunder. The Borrower hereby agrees to indemnify, defend and hold harmless the Lender from and against any and all loss, liability, damage and expense, including costs associated with the administrative and judicial proceedings and attorney fees to which the Lender may become exposed, or which the Lender may incur, in exercising in whole or in part of failing or neglecting to exercise any of its rights under this section.

2.13 Lender as Secured Party. In addition to the rights and remedies otherwise provided for by law or in equity and in any of the Security Instruments, upon the occurrence and during the continuation of any Event of Default, (i) the Lender shall have the rights and remedies of a secured party under the Uniform Commercial Code, as enacted in Massachusetts (M.G.L. c. 106), with respect to any of the Property owned by Borrower which constitutes personal property, subject to the applicable terms of the Loan Agreement; and (ii) the Borrower shall be deemed to have constituted and appointed the Lender its true and lawful attorney-in-fact with full power of substitution in the Borrower’s name to do any act or to execute any document or instrument deemed by such attorney-in-fact to be necessary or desirable to be done or to be executed in order to accomplish and effectuate any term of the collateral assignments set out here. It is understood and agreed that this power of attorney shall be deemed to be a power coupled with an interest which cannot be revoked. Notwithstanding the foregoing, wherever Borrower appoints Lender as Borrower’s “true and lawful attorney”, such appointments shall only be effective five (5) days after Lender reasonably requests in writing that Borrower perform some act and Borrower fails to do so or after an Event of Default which remains uncured.

3. Certain Rights of the Lender

3.1 Legal Proceedings. The Lender shall have the right, but not the duty, to intervene or otherwise participate in any legal or equitable proceeding that, in the Lender’s reasonable judgment, might affect the Property or any of the rights created or secured by this Mortgage. The Lender shall have such right whether or not there shall have occurred an Event of Default.

3.2 Appraisals/Assessments. The Lender shall have the right, at the Borrower’s sole cost and expense, to obtain appraisals, environmental site assessments or other inspections of the portions of the Property that are real estate at such times as the Lender deems necessary or as may be required by applicable law, or prevailing Lender credit or underwriting policies. Notwithstanding the foregoing, so long as no Event of Default has occurred and remains uncured and any governmental regulatory agency does not require additional appraisals, Lender shall order no more than one appraisal at Borrower’s expense during the term of the Note, and in the absence of the occurrence of a release of Materials giving rise to Lender’s reasonable belief of contamination of the Property, Lender shall not order any environmental site assessments at Borrower’s expense.

4. Defaults and Remedies

4.1 Events of Default. Event of Default shall mean the occurrence of any one or more of the Events of Default set forth in the Note or any of the Security Instruments.

4.2    Remedies. On the occurrence and during the continuation of any Event of Default the Lender may, at any time thereafter, at its option and, to the extent permitted by applicable law, without notice, exercise any or all of the remedies set forth in the Note or any of the Security Instruments, as applicable.

4.3 Cumulative Rights and Remedies. All of the foregoing rights, remedies and options are cumulative and in addition to any rights the Lender might otherwise have, whether at law or by agreement and may be exercised separately or concurrently. The Borrower further agrees that the Lender may exercise any or all of its rights or remedies set forth herein without having to pay the Borrower any sums for use or occupancy of the Property.

4.4 Borrower’s Waiver of Certain Rights. To the extent permitted by applicable law, the Borrower hereby waives the benefit of all present and future laws (i) providing for any appraisal before sale of all or any portion of the Property, or (ii) in any way extending the time for the enforcement of the collection of the Obligations or creating or extending a period of redemption from any sale made hereunder.

5. Miscellaneous

5.1 Waiver of Homestead. The Borrower hereby waives and terminates any rights to any homestead exemptions on record as of the date of this Mortgage respecting the Property under the provisions of M.G.L. c. 188, § 1.

5.2 Severability. If any provision of this Mortgage or portion of such provision or the application thereof to any person or circumstance shall to any extent be held invalid or unenforceable, the remainder of this Mortgage (or the remainder of such provision) and the application thereof to other persons or circumstances shall not be affected thereby.

5.3 Exercise of Rights. Borrower agrees that all rights of the holder hereof as to personal property security and real estate security may be exercised together or separately and further agrees that, in exercising its power of sale, such holder may sell the personal property security or any part thereof either separately from, or together with, the real estate security or any part thereof, in such order as such holder may, in its discretion, elect, and whether or not the aggregate proceeds thereof exceed the indebtedness secured by this Mortgage. At any sale, any combination of or all of the security may be offered for sale for one total price and the proceeds of such sale accounted for in one account without distinguishing between the items of security or assigning to the separate securities proportions of the proceeds of such sale accounted for in one account without distinguishing proportions of the proceeds; and, in case such holder, in the exercise of the power of sale herein given, elects to sell in parts or parcels, said sales may be held from time to time and the power shall not be fully executed until all of the personal property security and real estate security not previously sold shall have been sold.

5.4 Condominium Provisions. If, and to the extent that any of the Property includes a unit in a condominium project (the “Condominium Project”) the Property shall include Borrower’s undivided interest in the common elements of the Condominium Project, the title to which is held by a unit owner’s association (the “Owners’ Association”) and the uses, proceeds and benefits of Borrower’s interest therein. In such case, and in addition to the covenants and agreements made elsewhere in this Mortgage, Borrower further covenant and agree as follows:

A.	Borrower shall perform all of Borrower’s obligations under the Condominium Project’s Constituent Documents. The “Constituent Documents” are the (i) Master Deed or any other document which creates the Condominium Project; (ii) declaration of trust, by-laws, and regulations (or other equivalent documents) of or by the Owners’ Association”) Borrower shall promptly pay, when due, all dues and assessments imposed pursuant to the Constituent Documents.

B.	Borrower shall take such actions as may be reasonable to insure that the Owners’ Association maintains, with a generally accepted insurance carrier, a “master” or “blanket” policy which is satisfactory to the Lender and which provides hazard insurance coverage in the amounts, for the periods, and against the hazards the Lender requires, including fire hazards included within the term “extended coverage”, and Borrower shall give the Lender prompt notice of any lapse in such required hazard insurance coverage. In the event of a distribution of hazard insurance proceeds in lieu of restoration or repair following a loss to the Property, whether to the unit or to common elements, any proceeds payable to Borrower are hereby assigned and shall be paid to the Lender for application to the Obligations, with any excess paid to Borrower.

C.	Borrower shall take such actions as may be reasonable to insure that the Owners’ Association maintains a public liability insurance policy acceptable in form, amount, and extent of coverage to the Lender.

D.	The proceeds of any award or claim for damages, direct or consequential, payable to Borrower in connection with any condemnation or other taking of all or any part of the Property, whether of the unit or of the common elements, or for any conveyance in lieu of condemnation, are hereby assigned and shall be paid to the Lender. Such proceeds shall be applied by the Lender to the sums secured by the Mortgage as provided for in paragraph 2.7 of the Mortgage.

E.	Borrower shall not, except after notice to the Lender and with the Lender’s prior written consent, either partition or subdivide the Property or consent to:

(i)	the abandonment or termination of the Condominium Project, except for abandonment or termination required by law in the case of substantial destruction by fire or other casualty or in the case of a taking by condemnation or eminent domain;

(ii)	any amendment to any provision of the Constituent Documents if the provision is not for the express benefit of the Lender;

(iii)	termination of professional management and assumption of self-management of the Owners Association; or

(iv)	any action which would have the effect of rendering the public liability insurance coverage maintained by the Owners Association unacceptable to the Lender.

F.	If Borrower does not pay condominium dues and assessments when due, then the Lender may pay them. Any amounts disbursed by the Lender under this paragraph F shall become additional debt of Borrower secured by the Mortgage. Unless Borrower and the Lender agree to other terms of payment, these amounts shall bear interest from the date of disbursement at the Note rate and shall be payable, with interest, upon notice from the Lender to Borrower requesting payment

5.5 JURY WAIVER. THE BORROWER AND LENDER EACH HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY, AND AFTER AN OPPORTUNITY TO CONSULT WITH LEGAL COUNSEL, WAIVE ANY AND ALL RIGHTS TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING IN CONNECTION WITH THIS MORTGAGE, THE OBLIGATIONS, ALL MATTERS CONTEMPLATED HEREBY AND DOCUMENTS EXECUTED IN CONNECTION HEREWITH. THE BORROWER CERTIFIES THAT NEITHER THE LENDER NOR ANY OF ITS REPRESENTATIVES, AGENTS OR COUNSEL HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT THE LENDER WOULD NOT IN THE EVENT OF ANY SUCH PROCEEDING SEEK TO ENFORCE THIS WAIVER OF RIGHT TO TRIAL BY JURY.

This Mortgage is upon the STATUTORY CONDITION, for any breach of which the Lender shall have the STATUTORY POWER OF SALE and any other remedies provided by applicable law, including, without limitation, the right to pursue a judicial sale of the Property or any portion thereof by deed, assignment or otherwise. The Borrower agrees and acknowledges that the acceptance by the Lender of any payments from either the Borrower or the Guarantor after the occurrence and during the continuation of any Event of Default, the exercise by the Lender of any remedy set forth herein or the commencement of foreclosure proceedings against the Property shall not waive the Lender’s right to foreclose or operate as a bar or estoppel to the exercise of any other rights or remedies of the Lender. The Borrower agrees and acknowledges that the Lender, by making payments or incurring costs described herein, shall be subrogated to any right of the Borrower to seek reimbursement from any third parties, including, without limitation, any predecessor in interest to the Borrower’s title or other party who may be responsible under any law, regulation or ordinance relating to the presence or cleanup of Hazardous Substances.

[Signatures contained on the following page]

EXECUTED under seal as of the date first above written.

Borrower:

CASA PROPERTIES LLC, a Delaware limited liability company

By:	/s/ Gary Hall
	Name:	Gary Hall
	Title:	Duly Authorized Signatory

COMMONWEALTH OF MASSACHUSETTS

County of Suffolk

On this 1st day of July, 2015, before me, the undersigned notary public, personally appeared Gary Hall, duly authorized signatory of Casa Properties LLC, proved to me through satisfactory evidence of identification, which were ☐ driver’s license, ☐ personally known to me or ☐ personally known to a 3rd party personally known to me, to be the person whose name is signed on the preceding or attached document, and acknowledged to me that he signed it voluntarily for its stated purpose.

/s/ Brian Atherton
NOTARY PUBLIC
My Commission Expires: 4-28-17

EXHIBIT A

PROPERTY DESCRIPTION

A certain parcel of land in Andover, Essex County, Massachusetts, shown on a plan entitled “Plan of Land, Andover, Mass.” dated October 11, 1985 (Scale 1” = 40’) prepared by Harry R. Feldman, Inc., and recorded with the Essex North Registry of Deeds as Plan No. 10531, which land is bounded and described according to said plan as follows:

NORTHEASTERLY	by Old River Road, one thousand six hundred twenty-six and 85/100	(1,626.85) feet;

EASTERLY	by land now or formerly of the Town of Andover, eighty and 33/100	(80.33) feet;

SOUTHERLY	by River Road (relocated), three hundred ninety-six and 04/100	(396.04) feet; and

SOUTHWESTERLY	by the ramp to Route 93, one thousand three hundred eighty-six and	80/100 (1,386.80) feet.

LESS AND EXCEPT that land taken in Layout No. 7093 and Order of Taking by the Commonwealth of Massachusetts Department of Public Works, dated December 23, 1992, recorded with the Essex North District County Registry of Deeds in Book 3632, Page 114, with reference made to the plan recorded with said Deeds as Plan No. 12172.

The above-referenced land, less the land taken by Andover Layout No. 7093 and Order of Taking, is described as follows:

A certain parcel of land located at the intersection of Old River Road and River Road numbered 100 Old River Road in Andover (Essex County), MA, bounded and described as follows:

Beginning at a Massachusetts Highway Bound located on the northeasterly sideline of Route I-93;

Thence running southeasterly by a curve to the left having a radius of 207.61 feet, a length of 219.52 feet, the chord of which is 209.43 feet along a bearing of S 43°12’44” E, to a Massachusetts Highway Bound at a point of non-tangency on the northerly sideline of River Road;

Thence turning and running N 75°11’52” E, a distance of 170.10 feet along said sideline of River Road to a Massachusetts Highway Bound at a point of curvature;

Thence running more northeasterly by a curve to the right having a radius of 1,455.00 feet, a length of 109.79 feet along said sideline of River Road to a point of tangency;

Thence running N 79°31’16” E, a distance of 115.67 feet along said sideline of River Road to a point of curvature;

Thence running less northeasterly, northerly and northwesterly by a curve to the left having a radius of 71.00 feet, a length of 162.09 feet along said sideline, the chord of which is 129.11 feet along a bearing of N 14°07’20” E, to a Massachusetts Highway Bound at a point of tangency;

Thence running N 51°16’35” W, a distance of 324.13 feet to a Massachusetts Highway Bound;

Thence turning and running N 52°50’00” W, a distance of 47.72 feet to a point;

Thence turning and running N 54°46’20” W, a distance of 250.00 feet to a point;

Thence turning and running N 56°13’30” W, a distance of 242.00 feet to a point;

Thence turning and running N 56°04’40” W, a distance of 110.64 feet to a point of curvature;

Thence running more northwesterly by a curve to the left having a radius of 347.10 feet, a distance of 89.19 feet to a point of tangency.

Thence running N 70°48’00” W, a distance of 83.07 feet to a point of curvature;

Thence running more northwesterly by a curve to the left having a radius of 250.00 feet, a length of 89.99 feet, the chord of which is 89.50 feet along a bearing of N 81°06’44” W, to a point of compound curvature;

Thence running westerly by a curve to the left having a radius of 750.00 feet, a length of 307.96 feet, the chord of which is 305.80 feet along a bearing of S 76°48’45” W, to a point of non-tangency on the northeasterly sideline of Route I-93;

The above nine courses being along the southwesterly sideline of Old River Road;

Thence turning and running southeasterly by a curve to the left having a radius of 260.00 feet, a length of 230.00 feet along said sideline of Route I-93, the chord of which is 222.57 feet along a bearing of S 45°49’10” E, to a point of tangency;

Thence running S 71°09’43” E, a distance of 261.45 feet to a Massachusetts Highway Bound at a point of curvature;

Thence running southeasterly and southerly by a curve to the right having a radius of 560.00 feet, a length of 569.24 feet along said sideline of Route I-93, the chord of which is 545.05 feet along a bearing of S 42°02’29” E, to a point of compound curvature and the point of beginning;

Containing an area of 419,017 square feet or 9.619 acres.

Meaning and intending to convey all the property conveyed to Mortgagor by Quitclaim Deed of Q Old River Property, LLC recorded with the Essex North Registry of Deeds (the “Registry”) in Book 14158, Page 207.

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